Exhibit 99.6

VIDYA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$245	$2,851
Prepaid expenses and other assets	486	420
Total current assets	731	3,271
Total assets	$731	$3,271
Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$941	$155
Accrued expenses	106	685
SAFE liabilities, current	36,330	-
Total current liabilities	37,377	840
SAFE liabilities, noncurrent	-	9,003
Total liabilities	37,377	9,843
Commitments and contingencies (Note 7)
Stockholders’ deficit:
Common stock, $0.00001 par value; 1,000,000 shares authorized at June 30, 2026 and December 31, 2025; 643,302 shares issued and outstanding at June 30, 2026 and December 31, 2025	-	-
Additional paid-in capital	3	-
Accumulated other comprehensive loss	(20)	(60)
Accumulated deficit	(36,629)	(6,512)
Total stockholders’ deficit	(36,646)	(6,572)
Total liabilities and stockholders’ deficit	$731	$3,271

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2026	2025
Operating expenses:
Research and development	$2,178	$291
General and administrative	628	203
Total operating expenses	2,806	494
Loss from operations	(2,806)	(494)
Other income (expense), net:
Interest income	16	51
Change in fair value of SAFE liabilities	(27,327)	(1,656)
Total other income (expense), net	(27,311)	(1,605)
Net loss	$(30,117)	$(2,099)
Foreign currency translation	40	(2)
Comprehensive loss	$(30,077)	$(2,101)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(In thousands, except share amounts)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance at December 31, 2024	624,744	$—	$—	$—	$(451)	$(451)
Issuance of restricted stock awards	18,558	—	—	—	—	—
Foreign currency translation	—	—	—	(2)	—	(2)
Net loss	—	—	—	—	(2,099)	(2,099)
Balance at June 30, 2025	643,302	$—	$—	$(2)	$(2,550)	$(2,552)

Balance at December 31, 2025	643,302	$—	$—	$(60)	$(6,512)	$(6,572)
Stock-based compensation expense	—	—	3	—	—	3
Foreign currency translation	—	—	—	40	—	40
Net loss	—	—	—	—	(30,117)	(30,117)
Balance at June 30, 2026	643,302	$—	$3	$(20)	$(36,629)	$(36,646)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(30,117)	$(2,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3	-
Change in fair value of SAFE liabilities	27,327	1,656
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(66)	(76)
Accounts payable	786	283
Accrued expenses	(579)	30
Net cash used in operating activities	(2,646)	(206)
Cash flows from financing activities:
Proceeds from issuance of SAFE notes	—	5,700
Net cash provided by financing activities	—	5,700
Effect of exchange rate changes on cash and cash equivalents	40	(3)
Net (decrease) increase in cash and cash equivalents	(2,606)	5,491
Cash and cash equivalents, beginning of period	2,851	31
Cash and cash equivalents, end of period	$245	$5,522

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Nature of the Business and Basis of Presentation

Background and Basis of Presentation

Vidya Therapeutics, Inc. and subsidiaries (“Vidya” or the “Company”) was incorporated as a Delaware Corporation on April 8, 2024. The Company is a clinical-stage biotechnology company. The Company is advancing a potentially best-in-class BTK inhibitor (BTKi) designed to improve on the efficacy and safety of early-generation programs. The Company currently has three parallel development programs: food allergy and chronic spontaneous urticaria in immunology, and relapsing multiple sclerosis in neurology, where its central nervous system-penetrant profile addresses an area of high unmet need.

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, the ability to complete preclinical and clinical trials, the ability to obtain regulatory approval for product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, product liability, uncertainty of market acceptance of products and the ability to raise additional capital to fund operations.

The Company’s potential product candidates will require approval from the U.S. Federal Food and Drug Administration or comparable foreign authorities prior to the commencement of commercial sales. There can be no assurance that the Company’s potential product candidates will receive all the required approvals. In addition, there can be no assurance that the Company’s potential product candidates, if approved, will be accepted in the marketplace, that any future product candidates can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such product candidates will be successfully marketed, if at all.

The accompanying condensed consolidated financial statements and accompanying notes include accounts of the Company and its wholly owned subsidiaries, Vidya Therapeutics Australia Pty. Ltd. and GB005, Inc., and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany amounts are eliminated in consolidation.

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within twelve months of the date that the condensed consolidated financial statements are issued.

Since its inception, the Company has generated no revenue and has funded its operations primarily through the issuance of Simple Agreements for Future Equity (“SAFEs”) to accredited investors. The Company has incurred recurring operating losses and negative cash flows from operations since inception, including a net loss of $30.1 million for the six months ended June 30, 2026, and had an accumulated deficit of $36.6 million as of June 30, 2026. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future as it continues to advance its research and development activities.

The Company’s existing cash and cash equivalents that were primarily raised from SAFEs financings will not be sufficient to fund the Company’s operating plans for at least twelve months from the date these condensed consolidated financial statements are available to be issued. Accordingly, management determined that conditions existed that raised substantial doubt about the Company’s ability to continue as a going concern.

In order to mitigate these conditions, on July 28, 2026, the Company completed a merger with Processa Pharmaceuticals, Inc. (“Processa”). Concurrent with the closing of the Merger (as defined in Note 10), Processa completed a private placement financing that generated gross proceeds of approximately $200.0 million through the issuance of Processa Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”). In connection with the Merger, holders of the Company’s equity securities received Series A Preferred Stock, and the Company’s outstanding options were assumed or exchanged for corresponding options to purchase an aggregate of 1,047,524 shares of Processa common stock (the “Assumed Options”).

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Processa Series A Preferred Stock issued in the Merger and the private placement financing are convertible into Processa common stock, subject to receiving approval by Processa’s stockholders of the issuance of shares of its common stock upon conversion of Series A Preferred Stock and exercise of the Assumed Options, which (a) will represent more than 20% of the shares of Processa’s common stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to Processa’s management and board of directors, result in a change of control of Processa pursuant to Nasdaq Listing Rule 5635(b) (the “Conversion Proposal”) and certain beneficial ownership limitations set by each holder. Under the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Conversion”), if Processa fails to deliver to the holder of the Series A Preferred Stock shares of its common stock underlying such shares of Series A Preferred Stock at any time nine months after the initial issuance of the Series A Preferred Stock, holders of the Series A Preferred Stock are entitled to require Processa to make cash payments by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares. As a result, the Company concluded that the proceeds received from the private placement financing cannot be relied upon to mitigate the conditions that raised substantial doubt because the availability of those proceeds is subject to conditions that are not entirely within the Company’s control. Management’s plan to convert the Series A Preferred Stock into common stock and therefore remove the requirement to make cash payment based on the value of the undelivered shares is the execution of a stockholder proxy vote set to take place in the first quarter of 2027. Accordingly, the Company concluded that substantial doubt about the Company’s ability to continue as a going concern continues to exist within one year after the date these financial statements are available to be issued.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2.    Summary of Significant Accounting Policies

       The Company’s significant accounting policies are disclosed in Note 2 to its audited financial statements as of and for the year ended December 31, 2025 and as of December 31, 2024 and for the period from April 8, 2024 (inception) to December 31, 2024 and the related notes. Since the date of those financial statements, there have been no changes to the Company’s significant accounting policies except as noted below.

Research and Development Tax Incentives

The Company’s Australian subsidiary participates in the Australian Government’s Research and Development Tax Incentive (“RDTI”) program. Entities with aggregated turnover below AUD $20 million are entitled to a refundable tax offset equal to a specified percentage of eligible research and development expenditure incurred during the applicable Australian income year (July 1st to June 30th).

Because entitlement to the RDTI offset does not depend on the Company’s income tax position, the Company does not account for these amounts under ASC 740, Income Taxes. In the absence of authoritative U.S. GAAP guidance addressing government assistance provided to for-profit business entities, the Company has adopted an accounting policy analogizing to the conditional contribution guidance in ASC 958-605, Not-for-Profit Entities—Revenue Recognition.

Under this policy, the RDTI offset is evaluated as containing a measurable performance-related barrier, substantiation, through a technical qualification analysis, that expenditures incurred meet the statutory definition of eligible R&D activities. The Company recognizes the RDTI benefit as a reduction of research and development expense with an offsetting receivable on the date the qualifying technical analysis is completed, rather than at the end of the related Australian income year or upon receipt of cash.

The Company did not recognize any RDTI benefit during the six months ended June 30, 2026. Subsequent to June 30, 2026, the Company completed its qualification analysis and recognized approximately $1.7 million of RDTI benefit related to its Australian subsidiary’s income tax year ended June 30, 2026 (see Note 9).

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Stock Options

The fair value of each stock option grant is estimated on the grant date using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. The Company estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” stock options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.

Recently Issued Accounting Pronouncement Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 require public entities to disclose specified information about certain costs and expenses. ASU 2024-03 is effective for the Company’s annual reporting period beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements.

3.    Fair Value Measurements

The following tables present the Company’s fair value hierarchy for financial assets and liabilities measured at fair value on a recurring basis (in thousands):

	June 30, 2026
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFE Liability	$-	$-	$36,330	$36,330
Total liabilities	$-	$-	$36,330	$36,330

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market fund	$2,620	$-	$-	$2,620
Total assets	$2,620	$-	$-	$2,620

Liabilities:
SAFE Liability	$-	$-	$9,003	$9,003
Total liabilities	$-	$-	$9,003	$9,003

As of June 30, 2026 the Company did not hold any cash equivalents. Cash equivalents as of December 31, 2025 consisted of money market funds, which were valued by the Company based on quoted market prices, which represent a Level 1 measurement within the fair value hierarchy. There were no transfers between Level 1, Level 2, or Level 3 during the six months ended June 30, 2026.

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Valuation of SAFE Liability

 The following table provides a roll-forward of the aggregate fair values of the Company’s SAFE liability, for which fair value was determined by Level 3 inputs (in thousands):

Balance as of December 31, 2024	$411
Issuance of SAFEs	5,700
Change in fair value of SAFEs	1,656
Balance as of June 30, 2025	$7,767

Balance as of December 31, 2025	$9,003
Change in fair value of SAFEs	27,327
Balance as of June 30, 2026	$36,330

 The SAFE liability in the table above consisted of the fair value of the SAFEs to convert into future equity of the Company and was based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

The Company’s valuation of the SAFE liability utilizes a scenario-based valuation analysis that incorporates assumptions and estimates, including the probability and timing of future financing or liquidity events, the estimated value of the Company’s equity, expected volatility, and the contractual terms of the SAFEs. The SAFEs contain a contractual valuation cap of $25.0 million and an 85% discount rate. Upon a qualifying equity financing, the SAFEs convert at a conversion price based on the more favorable of the price derived from the $25.0 million valuation cap or the applicable discounted financing price. The valuation cap is also used in determining the conversion amount in the event of a liquidity event. The Company considers the economic impact of these contractual features in estimating the fair value of the SAFE liability and reassesses the significant assumptions and estimates at each reporting date as additional information becomes available.

The increase in the fair value of the SAFE liabilities during the six months ended June 30, 2026 was primarily attributable to an increase in the estimated fair value of the Company’s equity. As of June 30, 2026, the Company estimated its equity value based on the implied value derived from the pending merger with Processa (see Note 9), resulting in an estimated equity value of approximately $175.0 million. This represented a change from the valuation methodology utilized as of December 31, 2025 and resulted in a significant increase in the estimated equity value used in the SAFE valuation. The higher estimated equity value contributed to a corresponding increase in the fair value of the SAFE liabilities during the six months ended June 30, 2026.

The following table presents the assumptions and estimates incorporated into the valuation of the SAFE liability:

	6/30/2026	6/30/2025
Estimated equity value of the Company (in thousands)	$175,000	$31,130
Expected volatility	62.5%	95.0%
Time to Next Equity Financing (in years)	0.08	0.75
Probability of Next Equity Financing	95.0%	95.0%
Discount Rate	40.5%	39.0%

4.    Common Stock

As of June 30, 2026 and December 31, 2025, the Company has the authority to issue a total of 1,000,000 shares of common stock, at a par value of $0.00001 per share. As of June 30, 2026 and December 31, 2025, the Company had 643,302 shares of common stock issued and outstanding in connection with the issuance of common stock and RSAs. Unvested RSAs are considered legally issued and outstanding shares of common stock. Each share of common stock entitles the holder to one vote, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s Board of Directors. As of June 30, 2026, the Company reserved 6,434 shares of common stock for the exercise of stock options to common stock.

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5.     Stock-based Compensation

2025 Equity Incentive Plan

On April 4, 2025, the Board of Directors approved the 2025 Equity Incentive Plan (the “2025 Plan”), under which the Company may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards to employees, officers, directors, consultants, and advisors. The 2025 Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee of the Board of Directors. The exercise prices, vesting and other restrictions are determined at the discretion of the Board of Directors, or its committee, if so delegated. Stock awards granted under the 2025 Plan generally vest in differing periodic installments and expire after ten years. As of June 30, 2026, the total number of shares of common stock reserved for issuance under the 2025 Plan was 71,478 shares, with 65,044 shares of common stock available for future grants.

Restricted Stock Awards

The following table summarizes the RSA activity for the six months ended June 30, 2026:

	Number of RSAs	Weighted Average Grant Date Fair Value
Unvested balance as of December 31, 2025	26,417	$-
Vested	(5,414)	-
Unvested balance as of June 30, 2026	21,003	$-

Stock Option Awards

During the six months ended June 30, 2026, the Company granted an aggregate of 6,434 stock options to three non-employees under the Company’s 2025 Plan. The stock options have an exercise price of $0.0001 per share and expire on February 10, 2036. The stock options are subject to service-based vesting requirements over approximately four years. For this six months ended June 30, 2026, stock-based compensation expense related to the Company’s outstanding stock options was deemed to be immaterial.

6.    Income Taxes

The Company recorded no provision or benefit for income taxes for the six months ended June 30, 2026 and 2025. The Company’s estimated annual effective tax rate for 2026 is 0%. The Company expects a pre-tax loss for the year ending December 31, 2026 and maintains a full valuation allowance against its net deferred tax assets, which consist primarily of net operating loss carryforwards. The income tax benefit that would otherwise result from the pre-tax loss is fully offset by an increase in the valuation allowance, as the Company has concluded it is more likely than not that the deferred tax assets will not be realized.

7.    Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or other litigation relating to claims arising in the ordinary course of business. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and estimated exposure amount. Legal fees and other costs associated with such proceedings are expensed as incurred. As of June 30, 2026 and December 31, 2025, the Company was not a party to any material legal proceedings or claims.

VIDYA THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its condensed consolidated financial statements as of June 30, 2026.

8.    Related Party Transactions

The Company entered into significant related party transactions during the six months ended June 30, 2025 related to the issuance of SAFEs (see Note 3). During the six months ended June 30, 2025, the Company issued SAFEs to related parties, including an entity affiliated with a member of the Company’s Board of Directors, totaling $2.1 million. The terms and conditions of the SAFEs issued to related parties were the same as those of the SAFEs issued to third-party investors during the respective periods. The Company did not have any significant related party transactions during the periods presented.

9.    Subsequent Events

The Company has evaluated events and transactions occurring subsequent to June 30, 2026 through October 2, 2026, the date at which the condensed consolidated financial statements are available to be issued.

Merger Agreement

On July 28, 2026, the Company completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Processa and Venus Merger Sub I, Inc. and Venus Merger Sub II, LLC, both wholly owned subsidiaries of Processa. Pursuant to the Merger Agreement, Venus Merger Sub I, Inc. merged with and into Vidya, with Vidya continuing as a wholly owned subsidiary of Processa and the surviving corporation (the “First Merger”). Immediately following the First Merger and as part of the same overall transaction, Vidya merged with and into Venus Merger Sub II, LLC (the “Second Merger” and, together with the First Merger, the “Merger”), with Venus Merger Sub II, LLC being the surviving entity of the Second Merger.

Pursuant to the Merger Agreement, holders of Vidya equity securities, including all unvested RSAs and outstanding SAFEs, received an aggregate of 142,254.972 shares of Series A Preferred Stock. Outstanding Company options were assumed or exchanged for corresponding options to purchase an aggregate of 1,047,524 shares of Processa common stock.

Concurrent with the closing of the Merger, Processa completed a private placement financing with certain investors that generated gross proceeds of approximately $200.0 million through the issuance of Series A Preferred Stock.

Receipt of Australian Research and Development Tax Incentive Refund

On September 17, 2026, Vidya Therapeutics Australia Pty. Ltd., the Company’s wholly owned Australian subsidiary, received a cash refund of approximately $1.7 million from the Australian Taxation Office related to the Australian RDTI claim for the income tax year ended June 30, 2026.